UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported, on September 14, 2018, NanoVibronix, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) indicating that the Company no longer complied with the minimum stockholders’ equity requirement under NASDAQ Listing Rule 5550(b)(1) (the “Rule”) for continued listing on The NASDAQ Capital Market due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity or meet the alternatives of market value of listed securities or net income from continuing operations.

In accordance with NASDAQ Listing Rules, the Company had 45 calendar days, or until October 29, 2018, to submit a plan to regain compliance. On October 26, 2018, the Company submitted a plan to NASDAQ to regain compliance with the minimum stockholders’ equity requirement. On December 4, 2018, based upon the Company’s submission and an additional supplemental submission, NASDAQ granted the Company a 180-day extension to March 13, 2019 to evidence compliance with the Rule, subject to the Company providing the Listing Qualifications Department with certain interim progress reports.

If compliance with the Rule cannot be demonstrated by March 13, 2019, NASDAQ will provide written notification that the Company’s common stock could be delisted. In such event, NASDAQ rules permit the Company to appeal any delisting determination to a NASDAQ Hearings Panel. Accordingly, there can be no assurance that the Company will be able to regain compliance with the NASDAQ listing rules or maintain its listing on the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: December 6, 2018	By:	/s/ Brian Murphy
Name: Brian Murphy
Title: Chief Executive Officer